EXHIBIT 99.1

February 4, 2025

TO:	All Stockholders
(Addressed Individually)

SUBJECT: Report from the President

Honored to Lead the FHLBNY

For the past six years, I have had a firsthand view of the importance of the reliability of Federal Home Loan Bank funding in my prior role as CEO of the Office of Finance, the Federal Home Loan Bank System’s fiscal agent.  Whether during periods of significant market turmoil – such as the onset of the COVID-19 pandemic in 2020 or the March 2023 banking crisis – or in the course of normal day-to-day operations, financial institutions of all shapes and sizes across the country look to their Federal Home Loan Bank for reliable liquidity in all operating environments to support the local lending activities that grow and strengthen communities.

Executing on this critical, foundational liquidity mission is the calling of all Federal Home Loan Bank employees.  The opportunity to deliver on this mission is what drew me to the Federal Home Loan Bank of New York.  The FHLBNY benefits from a talented and experienced staff, a committed Board of Directors, a network of dedicated housing partners, and a strong and vital membership – all of whom come together to provide essential funding to communities across New Jersey, New York, Puerto Rico and the U.S. Virgin Islands.

To lead this cooperative is a great honor, and I look forward to working alongside my new colleagues and partners, and with all of our stakeholders, to continue to drive this franchise forward.  I thank the Board of Directors for its trust and confidence in me, and my predecessor, José R. González, for his leadership over the past decade and his counsel over the coming months.  In these coming months, I look forward to meeting the members of our cooperative, the local lenders who are the backbone of the communities we all support.  I thank you for the opportunity to lead the FHLBNY’s efforts in executing on our vital mission.

A Singular Focus

Our mission is central to our strategy, and, as we begin 2025, we are proud to launch our new 2025-2027 Strategic Plan.  We enter our new Plan period at a time of transition – not only with regard to my new role, but also across the financial industry and the broader economy.  Amid such change, our 2025-2027 Strategic Plan will help ensure that we remain focused on the proven stability of our franchise and executing on our foundational liquidity mission.

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Our strategy guides us as we act on our mission and positions the FHLBNY to remain an essential partner to our members and a trusted source of support for the communities we serve.  Central to our strategy is our strategic vision, which is to “be a balanced provider delivering flexible liquidity solutions to members, focusing on safety and soundness.”  This focus on safety and soundness is key to our reliability, ensuring the resiliency of our franchise and underpinning the stabilizing impact of our mission on the broader market.  Our 2025-2027 Strategic Plan also continues to uphold our Core Values, the principles that have long reflected our culture and guided our decision-making:

•	Focus on members

•	Foster a collaborative and responsive work environment

•	Support diversity and inclusion in a respectful manner across our business

•	Uphold our integrity and promote accountability

•	Be results-oriented and mindful of our risk profile

Our 2025-2027 Strategic Plan includes key initiatives that are designed to enhance our ability to reliably serve our members; more efficiently manage our balance sheet and capital; further promote the cooperative nature of our institution; respond to the housing and development needs of our communities with consistent investment and an innovative and expanding suite of products and programs; and continue to create and benefit from a culture that supports and develops our diverse workforce.

This workforce is critical to the success of our strategy, with each of my new colleagues playing a key role in building a stronger future for the FHLBNY.  This team’s unwavering focus on our members and our mission is what drew me to the FHLBNY, and I am excited to work alongside all of my colleagues to deliver on this mission and our strategy for all of our stakeholders.  At every level of our organization, from our Board to our management team, and from seasoned employees to brand new hires, we share a singular focus on ensuring that the FHLBNY remains a reliable partner for our members and the communities we all serve.

Sincerely,

Randolph C. Snook

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms.  The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized.  These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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